                                                                    EXHIBIT 4.13

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS THEY ARE SO REGISTERED OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                            FINANCIALWEB. COM, INC.
                    CONVERTIBLE NOTE DUE FEBRUARY 11, 2000

Principal Amount: $50,000.

FINANCIALWEB. COM, INC. a Nevada corporation (the "Company"), for value received, hereby promises to pay Mr. Larry Riesberg (the "Holder)", or registered assigns, on February 11, 2000, the principal amount of Fifty thousand dollars ($50,000) (or so much thereof as shall not have been prepaid or surrendered for conversion) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the offices of the Holder located at 69 Lincolnshire Rd., Lincolnshire, IL. 60609 together with interest (computed on the basis of 360-day year on twelve 30 days months) on the unpaid portion of the principal amount hereof at the interest rate of the Chase Manhattan Bank, New York prime rate (as amended from time to time) plus two (2%) per annum (the "Interest Rate").

Section 1.  THE NOTES.

        Section 1.01. Registration. Transfer and Exchange of Convertible Notes. The Company shall keep at its principal office a register in which the Company will provide for registration, transfer and exchange of Convertible Notes. Subject to compliance with applicable securities laws, the Holder (as defined below) of any Convertible Note may, at its option and either in person or by duly authorized attorney, surrender the same at said office for registration of transfer or exchange, accompanied, if surrendered for transfer, by a written instrument of transfer duly executed by said Holder or attorney. If any Holder shall so request transfer or exchange of a Convertible Note held by it, the Company shall, within a reasonable time thereafter, without expense to such Holder (other than transfer taxes, if any) deliver to or upon its order one or more Convertible Notes in the same unpaid aggregate principal amount as the Convertible Note so surrendered, each dated the date to which interest has been paid on the Convertible Note so surrendered, in the principal amount of $5,000 or any multiple thereof, and registered in such name or names, or payable to such Person or Persons, or order, as shall be specified by the Holder making such request. The Company may deem and treat the Holder of any Convertible Note as the absolute owner of such Convertible Note for the purpose of receiving payment of or on account of the principal and interest on such Convertible Note and for the purposes of any notices, waivers or consent thereunder, and payment of any Convertible Note shall be made only to or upon the order in writing of such Holder.

        Section 1.02. Loss. Theft. Destruction or Convertible Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Convertible Note and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of this Convertible Note, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Convertible Note, a new Convertible Note of like tenor and unpaid principal amount and dated as of the date from which unpaid interest has then accrued on the Convertible Note so lost, stolen, destroyed or mutilated.

Section 2. DEFINITIONS.

        Section 2.01. Terms Defined. The terms defined in this Section 2.01 (except as herein otherwise expressly provided) or unless the context otherwise requires for all purposes of this Convertible Note shall have the respective meanings specified in this Section 2.01.

        Common Stock: The term "Common Stock" means shares of the Company's Common Stock, par value $.001 per share.

        Company: The term "Company" means FINANCIALWEB. COM, INC. a Nevada corporation, and any successor corporation to the Company (including the corporation surviving any subsequent merger).

        Current Conversion Price: The term "Current Conversion Price" means the Conversion Price as most recently adjusted pursuant to Section 6.06.

        Default: The term "Default" means an event which with notice or upon the lapse of time or both would become an Event of Default.

        Event of Default: The term "Event of Default" means any event specified in Section 5.01, continued for the period of time, if any, and after the giving of notice, if any, therein designated.

        Holder: The term "Holder" means the Person in whose name such Convertible Note is registered in the register maintained by the Company pursuant to Section 1.01.

        Maturity: The term "Maturity" when used with respect to any Convertible Note means the date of which the principal (and interest,) of such Convertible Note becomes due and payable as herein provided, whether at February 11, 2000,
(b) declaration of acceleration or (c) otherwise.

Section 3.  CERTAIN COVENANTS.

        Section 3.01. Payment of Convertible Notes. The Company will duly and punctually pay or cause to be paid in cash the principal and the interest on each of the Convertible Notes at the time and place and in the manner provided herein.

        Section 3.02. General Covenants. The Company will:

        (a) promptly pay and discharge or cause to be paid and discharged all lawful taxes, assessments, and governmental charges or levies imposed upon the Company upon the income of profits of the Company or upon any property, real personal or mixed, belonging to the Company or upon any part thereof, before the same shall become in default as well as all lawful claims for labor, material and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof, except that the Company shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company as the case may be, shall set aside on its books such reserves, if any, as shall be deemed by it adequate with respect to any such tax, assessment, charge, levy or claim so contested.

        (b) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, and comply with all laws applicable to the Company as its counsel may advise; except that nothing in this subsection (b) shall prevent a liquidation or dissolution of, or a sale, transfer or disposition of the property and assets of, or a merger or consolidation of, the Company or any Affiliate not prohibited by the provisions of Section 3.04; and

        (c) at all times maintain, preserve, protect and keep, or cause to be maintained, preserved, protected and kept, its property used or useful in the conduct of the business of the Company in good repair, working order and condition, and from time to time make, or cause to be made, all necessary and proper repairs, renewals, replacements betterment and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

        Section 3.03. Notice of Defaults. In the event that any Event of Default shall have occurred, the Company will promptly give written notice thereof to each Holder of a Convertible Note.

        Section 3.04. Mergers, etc. Subject to Section 3.02, the Company may not consolidate with or merge into, or transfer all or substantially all its assets to, another corporation unless (a) the resulting, surviving or transferee corporation assumes in writing all the obligations of the Company under the Convertible Notes and (b) no Event of Default shall have occurred and be continuing. Upon any consolidation or merger, or any transfer of all or substantially all the assets of the Company in accordance with this Section 3.04, the successor corporation formed by such consolidation or with or into which the Company is merged or to which such transfer is made shall succeed to, and be, substituted for, and may exercise every right and power off the Company under the Convertible Note with the same effect as if such successor corporation has been named as the Company herein.

        Section 3.05. Notice of Mergers. The Company shall, within ten business days after the effective date of each merger or consolidation of the Company, notify each Holder of the Convertible Notes that such merger or consolidation has occurred and shall specify such effective date.

Section 4.  OPTIONAL PREPAYMENTS.

        Section 4.0 1. Optional Prepayments. The Company shall have the privilege, at any time and from time to time prior to Maturity of prepaying the outstanding Convertible Notes, either in whole or in part by payment of the principal amount of each Convertible Note, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, without premium or penalty.

        Section 4.02. Allocation of Prepayments. All partial prepayments pursuant to Section 4.01 shall be applied on all outstanding Convertible Notes ratable in accordance with the unpaid principal amounts thereof.

Section 5.  REMEDIES.

        Section 5.01 Events of Default. An "Event of Default" occurs if one or more of the following shall happen (for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment decree or order of any court or any order, rule or regulation of any administrative or governmental body):

        (a) if default be made in the punctual payment of the principal on any of the Convertible Notes when and as the same shall become due and payable, whether at the fixed maturity of said Convertible Notes; or

        (b) if default be made in the payment of any installment of interest on any of the Convertible Notes and such default shall continue for a period of 90 days after notice; or

        (c) if default be made in the due observance or performance of any covenant, condition or agreement contained in Section 3.02 to 3.05, both inclusive, and such default shall have continued for a period of 30 days after the Holders of a majority of the principal amount of the Convertible Notes then outstanding shall have given notice to the Company (which notice shall specify the default, demand that it be remedied and state that the notice is a "Notice of Default); or

        (d) the Company pursuant to or within the meaning of any Bankruptcy Law:
(i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in any involuntary case, (iii) consents to the appointment of a Custodian of it or for any substantial part of its property, (iv) makes a general assignment for the benefit of its creditors; or

        (e) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for any substantial part of its property, (iii) orders the liquidation of the Company; and the order or decree remains unstayed and in effect for 30 days.

        The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

        Section 5.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 5.01 (d) or (e)) occurs and is continuing then, at the option of the Holder of this Convertible Note, exercised by written notice to the Company, the principal of this Convertible Note shall forthwith become due and payable, together with the interest accrued hereon. If an Event of Default specified in Section 5.01 (d) or (e) occurs at anytime, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Holder of this Convertible Note.

        The provisions of this Section 5.02 are subject, however, to the condition that if, at any time after any Convertible Note shall have so become due and payable, the Company shall pay all arrears of interest on the Convertible Notes and all payments on account of the principal (and accrued interest on Convertible Notes due and payable by virtue of acceleration) shall be remedied or waived pursuant to Section 9.04, then, and in every such case, subject to Section 9.04 (b), the Holder or Holders of at least 66-2/3% in aggregate principal amount of all Convertible Notes at the time outstanding, by written notice to the company, may rescind and annul such acceleration and its consequences; but no such action shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

        Section 5.03. Other Remedies. Subject to the provisions of Section 5.02, in case any one or more of the Events of Default specified in Section 5.01 shall have occurred and be continuing, the Holder of this Convertible Note may proceed to protect and enforce its rights by suit in equity, action at law or by other appropriate proceedings or both, whether for the specific performance of any covenant or agreement contained in this Convertible Note or in aid of the exercise of any power granted in this Convertible Note, or may proceed to enforce the payment of this Convertible Note or to enforce any other legal or equitable right of the Holder of this Convertible Note.

        Section 5.04. Notice by the Company of Acceleration or Other Action by Convertible Noteholders or Holders of Other Indebtedness. If any Holder of a Convertible Note shall give any notice to the Company with respect to any Event of Default (or with respect to any event which with notice or the lapse of time, or both, would be an Event of Default), or accelerate the maturity thereof or take any other action in respect of an Event of Default or such event, or if the holder of any bond, debenture, note or other similar evidence of indebtedness (other than the Convertible Notes) of, or secured or guaranteed by, the Holder shall give any notice to the Company in respect of any default thereunder or under any agreement pursuant to which such bond, debenture, note or other evidence or indebtedness is issued, the Company shall forthwith give written notice to all Holders of Convertible Notes, specifying such action and the nature and status of Event of Default or event or other default.

        Section 5.05. Remedies Cumulative. No remedy herein conferred upon the Holder of this Convertible Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

        Section 5.06. Enforcement. If there shall be any Default under this Convertible Note and this Convertible Note shall be placed in the hands of an attorney for collection, or shall be collected through any court, including any bankruptcy court, the Company promises to pay to the order of the Holder hereof such Holder's reasonable attorneys' fees and court costs incurred in collecting or attempting to collect or securing or attempting to secure this Convertible Note or enforcing the Holder's rights with respect to any collateral securing this Convertible Note, to the extent allowed by the laws of the State of Florida or any state in which any collateral for this Note shall be situated.

Section 6.  CONVERSION.

        Section 6.01. Right of Conversion, Conversion Price. Subject to and upon compliance with the provisions of this Section 6, the Holder shall have the right, at his option, at any time during usual business hours (including the period between the date on which the Company gives notice of prepayment and the Prepayment Date) to convert the principal and accrued interest of any Convertible Note owned by such Holder into fully paid and in nonassessable shares of Common Stock at the rate of $4.00 for each share of common Stock (the "Conversion Price") which price per share shall be payable by surrender of such convertible Note.

        (a) As of the date hereof, the authorized and outstanding capital stock of the Company is 4,973,000 (four million nine hundred seventy three thousand) shares.

        Section 6.02. Manner of Exercise.

        (a) In order to exercise the conversion right the Holder of any Convertible Note to be converted shall surrender such Convertible Note at the office of the Company, accompanied by written notice to the Company stating (i) that the Holder elects to convert such Convertible Note or, if less than the entire principal amount of a Convertible Note is to be converted, the portion thereof (a multiple of $1,000) to be converted, and (ii) the name or names (with addresses) in which the certificate or certificates for shares of Common Stock issuable on such conversion shall be issued. Convertible Notes surrendered for conversion shall be accompanied by proper assignment thereof to the Company or in blank for transfer if the shares are to be issued in a name other than that of the Holder.

        (b) In the case of any Convertible Note which is converted in part only, upon such conversion the Company shall execute and deliver to the Holder thereof at the expense of the Company, a new Convertible Note or Convertible Notes of authorized denominations in principal amount equal to the unconverted portions of such Convertible Note.

        Section 6.03. Issuance of Shares of Common Stock on Conversion.

        (a) As promptly as practicable after the receipt of such notice and the surrender of such convertible Note as aforesaid, the Company shall issue, at its expense, and shall deliver to such Holder, or on his written order, at the aforesaid office of the Company (i) a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Convertible Note (or specified portion thereof), and (ii) a certificate or certificates for any fractional shares of Common Stock issuable upon conversion of such Convertible Note (or specified portion thereof) or, at the Company's option, cash in lieu of script for any fraction of a share to which such Holder is entitled upon conversion as provided in Section 6.05.

        (b) Such conversion shall be deemed to have been effected immediately prior to the close of business on the date ("Conversion Date") on which the Company shall have received both such notice and the surrendered Convertible Note as aforesaid, and at such time the rights of the Holder of such Convertible Note shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of common Stock shall be issuable upon such conversion shall be deemed to have become the holder of holders of record of the shares represented thereby.

        Section 6.04 No Adjustments for Interest or Dividends. No payment or adjustment shall be made by or on behalf of the Company on account of any interest accrued on any Convertible Notes surrendered for conversion or on account of any dividends on the shares of Common Stock issued upon such conversion which were declared for payment to holders of shares of Common Stock or record as of a date prior to the Conversion Date. All payments of accrued interest on any Convertible Note shall be made in cash or additional stock at the Conversion Price, at Company's option.

        Section 6.05. Fractional Shares. The Company, at its option, may issue fractional shares of common Stock upon any conversion of Convertible Notes or, in lieu of any fraction of a share of Common Stock to which any Holder would otherwise be entitled upon conversion of any Convertible Notes (or specified portions thereof), the Company may pay a cash adjustment for such fraction in an amount equal to same fraction of the conversion price per share.

        Section 6.06 Adjustment of Conversion Price. The Conversion Price shall be adjusted as set forth in this section.

        (a) In the event that the Company shall make any distribution of its assets upon or with respect to its shares of Common Stock, as a liquidating or partial liquidating dividend, or other than as a dividend payable out of earnings or any surplus legally available for dividends under the laws of the state of incorporation of the Company, each Holder of any Convertible Note then outstanding shall, upon the exercise of his right to convert after the record date for such distribution or, in the absence of a record date, after the date of such distribution receive; in addition to the shares subscribed for, the amount of such assets (or, at the option of the Company, a sum equal to the value thereof at the time of distribution as determined by the Board of Directors in its sole discretion) which would have been distributed to such Holder if he had exercised his right to convert immediately prior to the record date for such distribution or, in the absence of a record date, immediately prior to the date of such distribution.

        (b) In case at any time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the current Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and conversely, in case the outstanding shares of Common Stock of the company shall be combined into a smaller number of shares, the Current Conversion Price in effect immediately prior to such combination shall be proportionately increased.

        (c) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the company with another corporation, or the sale transfer or lease of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive shares, securities or assets with respect to or in exchange for shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Company or such successor or purchasing corporation, as the case may be, shall execute an amendment to the Convertible Notes providing that the Holder of each Convertible Note then outstanding shall have the right thereafter and until the expiration of the period of convertibility to convert such Convertible Note into the kind and amount of shares, securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale by a holder of the number of shares of common Stock into which such convertible Note might have been converted immediately prior to such reorganization, reclassification, consolidation, merger or sale, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 6.

        (d) Upon such adjustment of the Conversion Price pursuant to the provisions of this Section 6.06, the number of shares issuable upon conversion of this Note shall be adjusted to the nearest fall amount by multiplying a number equal to the Conversion Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Note immediately prior to such adjustment and dividing the product so obtained by the adjusted Conversion Price.

        Section 6.07. Covenant to Reserve Shares for Conversion. The Company convenants that it will at all times reserve and keep available out of its authorized shares of Common Stock, such number of shares of Common Stock as shall then be deliverable upon the conversion of all outstanding Convertible Notes. All shares of Common Stock, which shall be deliverable, shall be duly and validly issued and fully paid and nonassessable.

        Section 6.08. Notice of Change of Conversion Price. Whenever the Conversion Price is adjusted, as herein provided, the Company shall promptly send to each Holder a certificate of a firm or independent public accountants (who may be the accountants regularly employee by the Company) selected by the Board of Directors setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall be conclusive evidence of the correctness of such adjustment.

Section 7. REGISTRATION RIGHTS.

        Section 7.01. Piggy-Back. If the Company proposes to file, on its behalf and/or on behalf of any of its securities holders, a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") other than in connection with a dividend reinvestment, employee stock purchase, option or similar plan or in connection with a merger, consolidation or reorganization, the Company shall give written notice to each Holder at least 30 days before the filing with the Securities and Exchange Commission ("SEC") of such Registration Statement. Each Holder who desires to include any of its shares of Common Stock into which the Convertible Notes are convertible, whether or not already converted, (the "Registrable Securities") in such Registration Statement shall give written notice to the Company within 20 days after the date of mailing of such offer, and shall deliver to the Company a letter from counsel selected by such Holder to the effect that registration under the Securities Act is required. The Company shall thereupon include in such filing the shares of Common Stock designated by such Holder and, subject to its right to withdraw such filing, shall use its best efforts to effect registration under the Securities Act of such shares of Common Stock.

        Section 7.02. Conditions. The right of the Holders to have shares included in any registration Statement in accordance with the provision of this
Section 7 shall be subject to the following conditions:

        (a) The Company shall have the right to require that the Holders participating in such registration Statement agree to refrain from offering or selling (other than in a private sale) any shares of Common Stock that they own which are not included in any such Registration Statement in accordance with this Section 7 for any time period specified in writing by any managing underwriter of the offering to which such registration Statement relates;

        (b) If any managing underwriter of the offering to which the Registration Statement relates informs the Company in writing that the total number of shares of Common Stock requested by the Holders to be included in the Registration Statement is sufficiently large to affect the success of such offering adversely, then the Company will include only the number of shares, if any, in the Registration Statement that such managing underwriter shall advise the Company will not so affect the offering, and reductions in the number of shares of Common Stock owned by the Holders and other persons who have elected to have shares Common Stock included in such Registration Statement will be made proportionate to their respective percentages of ownership of shares to be included in the Registration Statement;

        (c) The Company shall furnish Holders who have shares included in a Registration Statement pursuant to this Section 7 with such number of copies of the prospectus relating to the offering (the "Prospectus") (including any preliminary prospectus or supplemental or amended prospectus) as such Holder may reasonably request in order to facilitate the sale and distribution of its shares; and

        Section 7.03. Registration or Offering. The Company shall use its best efforts to prepare and file the Registration Statement or proceed with the Offering as to which the notice specified herein is given.

        Section 7.04 "No Action" Letter Opinion of Counsel. No Holder shall have registration rights under this Section with respect to any sales proposed by them of shares as to which sales (i) a "no action" letter is received from the SEC or its staff confirming the availability of an exemption from the requirements of the Securities Act or (ii) an unqualified opinion of counsel to the Company is rendered to the effect that registration of such shares for such sales is not required, provided that in both cases (i) and (ii) above, the volume limitations of Rule 144(e) under the Securities Act shall not limit the amount of shares of Common Stock that the Holders are entitled to offer and sell without registration under the Securities Act.

        Section 7.05. Recall of Prospectuses, etc. With respect to a Registration Statement or amendment thereto filed pursuant to this Section, if, at any time, the Company notifies the selling Holder that an amendment or supplement to such Registration Statement or amendment or the prospectus included therein is necessary or appropriate, the selling Holder will forthwith cease selling and distributing shares thereunder and will forthwith redeliver to the Company all copies of such registration Statement and prospectuses then in their possession or under their control.

        Section 7.06. Cooperation of Holders. The Company shall be entitled to require that each selling Holder cooperate with the Company in connection with a registration of shares of Common Stock pursuant to this Section and furnish such information, representations, undertakings and agreements regarding such selling Holder and the distribution as may be reasonably required by the Company or as required by law in connection therewith.

        Section 7.07. Expenses. The Company will bear all the expenses in connection with any Registration Statement under this Section 7 (including the fees and expenses of a single counsel to the Holders) other than transfer taxes payable on the sale of such shares and fees and commissions of brokers, dealers and underwriters.

        Section 7.08. Indemnification. In the event of the registration of any securities under the Securities Act pursuant to this Section, the Company and the Holders shall provide to each other customary indemnification to the extent of any loss, claim, damage, liability or expense arising out of such registration.

Section 8:  Status of the Holder:

        Section 8.0 1. The Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of this Convertible Note. The Holder is able to bear the economic risk of this Note. no Holder has had the opportunity to consult with the Holder's own attorney, accountant and/or purchaser representative regarding this Note and the suitability of this transaction, and to the extent necessary, the Holder has retained, at Holder's own expense, and relied upon, appropriate professional advice regarding this Note, the investment it represents, tax and legal merits, risks and consequences of this Note and of purchasing and owning the Shares.

        Section 8.02. The Holder represents that the Holder is an "Accredited Investor", as that term is defined below, and that at least one of the categories set forth in (a) through (h) below applies to the Holder. The Holder is one or more of the following:

        (a) a natural person whose individual net worth, or joint net worth with that person's spouse, exceeds $1,000,000;

        (b) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that persons spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

        (c) a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution as defined in Section 3(a)
(5)(A) of the Securities Act; whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the "1940 Act") or a business development company as defined in
Section 2(a)(48) of the 1940 Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in
Section 3(21) of ERISA, which fiduciary is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of S5,000,000 or if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors (as listed in categories (a) - (h) herein);

        (d) a private business development company as defined in Section 202(a)(22) of the 1940 Act;

        (e) an organization described in Section 501 (c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust or a partnership, with total assets in excess of $5,000,000, and which was not formed for the specific purpose of engaging in this transaction;

        (f) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of engaging in this transaction, which is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of this investment;

        (g) a director or executive officer of the Company, or

        (h) an entity in which all of the equity owners are Accredited Investors [as listed in categories (a) - (h)].

Section 9.  MISCELLANEOUS

        Section 9.01. Governing Law. This Convertible Note shall be construed in accordance with the laws of the State of Florida applicable to contracts entered into and to be performed wholly within said State.

        Section 9.02. Successors and Assigns. All the covenants, stipulations, promises and agreements in the Convertible Notes held by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

        Section 9.03 Course of Dealing; No Waiver. No course of dealing between the Company and the Holder hereof shall operate as a waiver of any right of any holder hereof and no delay on the part of the Holder in exercising any right hereunder shall so operate.

Section 9.04. Waiver of Compliance.

        (a) Any term, covenant, agreement or condition hereof may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the agreement or consent in writing of the Holders of at least 51% in aggregate principal amount of all outstanding Convertible Notes, but no such amendment or waiver shall:

        (i) change the amount or maturity of any principal on the Convertible Notes or change the rate or extend the time of payment of interest on the Convertible Notes or reduce the amount of principal thereof or modify any of the provisions of the Convertible Notes with respect to the payment or prepayment thereof.

        (ii) give to any Convertible Note any preference or priority over any other Convertible Note; or

        (iii) reduce the percentage of Holders of the Convertible Notes required to approve any such amendment or effectuate any such waiver.

        (b) In determining whether the Holders of the requisite principal amount of outstanding Convertible Notes have given any authorization, consent or waiver under this Section 9.04 or under Section 5.02, Convertible Notes owned by the Company or any Affiliate thereof shall be disregarded and deemed not to be outstanding.

        Section 9.05. Manner of giving Notices. Any notice required to be given to the Holder hereof by the Company hereunder shall be given by certified registered mail to the Holder at its address designated on the register referred to in Section 1.01 on the date of such notice.

        Section 9.06. Expenses in Preparation. All expenses of the Holder in the negotiation, preparation, execution and delivery of this Convertible Note shall be paid by the Company.

        Section 9.07. Other Provisions. The Company waives demand, presentment, protest, notice of dishonor and any other form of notice, that may be required to hold the Company liable on this Note.

        IN WITNESS WHEREOF, the undersigned has caused this Convertible Note to be signed in its corporate name by one of its officers thereunto duly authorized, and to be dated as of the date first written above.

        Witness:                                FINANCIALWEB.COM, INC.

             /s/ James P. Cagel                       /s/ Kevin Lichtman
        By: _________________________           By: ____________________________
              James P. Cagel                          Kevin Lichtman

        Title: Secretary                        Title: President
               ______________________                  _________________________
                                                Date:  February 12, 1999